Exhibit  99.1

INTERACTIVE BROKERS GROUP ANNOUNCES 3Q10 RESULTS

— — —

REPORTS INCOME BEFORE TAXES OF $162 MILLION ON $299 MILLION IN NET REVENUES, EARNINGS PER SHARE OF $0.26

GREENWICH, CONN, October 21, 2010 — Interactive Brokers Group, Inc. (NASDAQ GS: IBKR) an automated global electronic market maker and broker, today reported diluted earnings per share of $0.26 for the quarter ended September 30, 2010, compared to diluted earnings per share of $0.20 for the same period in 2009.

Net revenues were $299 million and income before income taxes was $162 million for this quarter, compared to net revenues of $272 million and income before income taxes of $133 million for the same period in 2009.

Business Highlights

•	54% pre-tax profit margin for this quarter.
•	$5.1 billion in equity, up from $4.8 billion in the prior quarter.
•	18% increase in customer accounts and 41% increase in customer equity from the year-ago quarter.
•	Cleared DARTs were 320,000 for this quarter, 4% increase from the year-ago quarter.
•	49% Electronic Brokerage pre-tax profit margin for this quarter.
•	61% Market Making pre-tax profit margin for this quarter.

"Our results for the quarter stem from the combination of favorable currency movements when looked upon in U.S. dollar terms, continuing headwinds generated by HFTs, declining volumes in the market making area, and superb performance in our brokerage segment relative to our peers," said Thomas Peterffy, our CEO.

Segment Overview

Electronic Brokerage
Electronic Brokerage segment income before income taxes grew 2% in the quarter ended September 30, 2010 compared to the same period in 2009.  Pre-tax profit margin was 49% for this quarter.  Commissions were up 1% from the prior year period.  Commodities contracts volume was 26% higher and securities volume was slightly lower than in the prior year period.  In general, profit margins are lower on commodities, compared to securities, due to higher execution and clearing costs at the futures exchanges.  In addition, earlier this year we lowered our commissions for U.S. futures by roughly 10%, on an average order.  Net interest income increased 71% from the same quarter last year.  Customer accounts grew 18% to 151 thousand and customer equity grew 41% to $18.9 billion.  Cleared DARTs* grew by 4% from the year-ago quarter to 320 thousand.

Market Making
Market Making segment income before income taxes was $103.9 million in the quarter ended September 30, 2010, an increase of 39% from the same period last year.  Pre-tax profit margin was 61% in this quarter, up from 50% in the same period last year.  Foreign exchange effects of keeping Group equity in a basket of major currencies we call the GLOBAL are reflected in the market making segment and had a positive impact on trading gains in this quarter.  The market making environment was challenging in the third quarter, with lower volatility and continued tight bid/offer spreads.  Actual volatility declined relative to implied volatility, increasing the cost of hedging.  Market Making options contract volume increased 7% compared to the same period last year and decreased 12% sequentially, which decrease was less than the general decline in industry volumes in North America and Europe.

*	Daily average revenue trades (DARTs) are based on executed customer orders.

_____________________

Conference Call Information:
Interactive Brokers Group will hold a conference call with investors today, October 21, 2010, at 4:30 p.m. ET to discuss its quarterly results.  Investors who would like to listen to the conference call live should dial 877-324-1965 (U.S. domestic) and 631-291-4512 (international). The number should be dialed approximately ten minutes prior to the start of the conference call. Ask for the “Interactive Brokers Conference Call.”

The conference call will also be accessible simultaneously, and through replays, as an audio webcast through the Investor Relations section of the Interactive Brokers web site, www.interactivebrokers.com/ir.

About Interactive Brokers Group, Inc.:
Interactive Brokers Group, Inc., together with its subsidiaries, is an automated global electronic market maker and broker specializing in routing orders and executing and processing trades in securities, futures and foreign exchange instruments on more than 80 electronic exchanges and trading venues around the world. As a market maker, we provide liquidity at these marketplaces and, as a broker, we provide professional traders and investors with electronic access to stocks, options, futures, forex, bonds and mutual funds from a single IB Universal AccountSM.  Employing proprietary software on a global communications network, Interactive Brokers Group continuously integrates its software with a growing number of exchanges and trading venues into one automatically functioning, computerized platform that requires minimal human intervention.

Cautionary Note Regarding Forward-Looking Statements:
The foregoing information contains certain forward-looking statements that reflect the company's current views with respect to certain current and future events and financial performance. These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the company's operations and business environment which may cause the company's actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. Any forward-looking statements in this release are based upon information available to the company on the date of this release. The company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any statements expressed or implied therein will not be realized. Additional information on risk factors that could potentially affect the company's financial results may be found in the company's filings with the Securities and Exchange Commission.

For Interactive Brokers Group, Inc. Media: Andrew Wilkinson, 203-913-1369 or Investors: Deborah Liston, 203-618-4070.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
OPERATING DATA

TRADE VOLUMES:
(in 000's, except %)					Brokerage
	Market		Brokerage		Non				Avg. Trades
	Making	%	Cleared	%	Cleared	%	Total	%	per U.S.
Period	Trades	Change	Trades	Change	Trades	Change	Trades	Change	Trading Day
2005	54,044		34,800		7,380		96,224		382
2006	66,043	22%	51,238	47%	12,828	74%	130,109	35%	518
2007	99,086	50%	72,931	42%	16,638	30%	188,655	45%	752
2008	101,672	3%	120,195	65%	16,966	2%	238,833	27%	944
2009	93,550	-8%	127,338	6%	13,636	-20%	234,524	-2%	934

3Q2009	22,692		32,231		3,246		58,169		909
3Q2010	17,796	-22%	31,894	-1%	4,746	46%	54,436	-6%	851

CONTRACT AND SHARE VOLUMES:
(in 000's, except %)

TOTAL
	Options	%	Futures*	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2005	409,794		44,560		21,925,120
2006	563,623	38%	62,419	40%	34,493,410	57%
2007	673,144	19%	83,134	33%	47,324,798	37%
2008	757,732	13%	108,984	31%	55,845,428	18%
2009	643,380	-15%	82,345	-24%	75,449,891	35%

3Q2009	156,352		19,480		20,787,693
3Q2010	163,298	4%	24,094	24%	18,665,413	-10%

MARKET MAKING
	Options	%	Futures*	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2005	308,613		11,551		15,625,801
2006	371,929	21%	14,818	28%	21,180,377	36%
2007	447,905	20%	14,520	-2%	24,558,314	16%
2008 **	514,629	15%	21,544	48%	26,008,433	6%
2009 **	428,810	-17%	15,122	-30%	26,205,229	1%

3Q2009 **	100,624		3,673		6,373,930
3Q2010 **	107,602	7%	4,225	15%	4,411,226	-31%

BROKERAGE TOTAL
	Options	%	Futures*	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2005	101,181		33,009		6,299,319
2006	191,694	89%	47,601	44%	13,313,033	111%
2007	225,239	17%	68,614	44%	22,766,484	71%
2008	243,103	8%	87,440	27%	29,836,995	31%
2009	214,570	-12%	67,223	-23%	49,244,662	65%

3Q2009	55,728		15,807		14,413,763
3Q2010	55,696	0%	19,869	26%	14,254,187	-1%

* Includes options on futures
 ** In Brazil, an equity option contract typically represents 1 share of the underlying stock; however, the typical minimum trading quantity is 100 contracts. To make a fair comparison to volume at other exchanges, we have adopted a policy of reporting Brazilian equity options contracts divided by their trading quantity of 100.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
OPERATING DATA, CONTINUED

BROKERAGE CLEARED
	Options	%	Futures*	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2005	23,456		30,646		5,690,308
2006	32,384	38%	45,351	48%	12,492,870	120%
2007	51,586	59%	66,278	46%	20,353,584	63%
2008	77,207	50%	85,599	29%	26,334,752	29%
2009	93,868	22%	66,241	-23%	46,627,344	77%

3Q2009	25,433		15,520		13,791,485
3Q2010	22,930	-10%	19,399	25%	13,455,306	-2%

* Includes options on futures

BROKERAGE STATISTICS
(in 000's, except % and where noted)
	3Q2010	3Q2009	% Change
Total Accounts	151	128	18%
Customer Equity (in billions) *	$18.9	$13.4	41%

Cleared DARTs	320	307	4%
Total Customer DARTs	355	340	4%

(in $'s, except DART per account)
Commission per DART	$4.18	$4.36	-4%
DART per Avg. Account (Annualized)	544	624	-13%
Net Revenue per Avg. Account (Annualized)	$3,251	$3,591	-9%

* Excludes non-customers

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
SEGMENT FINANCIAL INFORMATION
(UNAUDITED)

		Three Months		Nine Months
		Ended September 30,		Ended September 30,
		2010	2009	2010	2009
		(in millions)

Market Making	Net revenues	$170.7	$150.3	$335.2	$551.2
	Non-interest expenses	66.8	75.7	221.9	216.9

	Income before income taxes	$103.9	$74.6	$113.3	$334.3

	Pre-tax profit margin	61%	50%	34%	61%

Electronic Brokerage	Net revenues	$129.3	$121.5	$401.1	$349.3
	Non-interest expenses	65.9	59.4	201.0	179.7

	Income before income taxes	$63.4	$62.1	$200.1	$169.6

	Pre-tax profit margin	49%	51%	50%	49%

Corporate*	Net revenues	($0.9)	($0.3)	($0.5)	($0.6)
	Non-interest expenses	4.5	3.3	14.0	11.0

	Income before income taxes	($5.4)	($3.6)	($14.5)	($11.6)

Total	Net revenues	$299.1	$271.5	$735.8	$899.9
	Non-interest expenses	137.2	138.4	436.9	407.6

	Income before income taxes	$161.9	$133.1	$298.9	$492.3

	Pre-tax profit margin	54%	49%	41%	55%

* Corporate includes corporate related activities as well as inter-segment eliminations.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2010	2009	2010	2009
	(in millions, except share and per share data)

Revenues:
Trading gains	$168.7	$154.7	$326.9	$558.8
Commissions and execution fees	90.1	89.0	289.4	263.5
Interest income	42.4	29.9	120.0	89.7
Other income	13.9	13.0	48.4	42.0

Total revenues	315.1	286.6	784.7	954.0

Interest expense	16.0	15.1	48.9	54.1

Total net revenues	299.1	271.5	735.8	899.9

Non-interest expenses:
Execution and clearing	61.9	69.5	207.1	201.4
Employee compensation and benefits	49.6	43.0	149.6	128.3
Occupancy, depreciation and amortization	9.1	10.0	27.5	29.5
Communications	5.9	6.1	17.6	16.6
General and administrative	10.7	9.8	35.1	31.8

Total non-interest expenses	137.2	138.4	436.9	407.6

Income before income taxes	161.9	133.1	298.9	492.3

Income tax expense	13.1	12.9	25.7	50.1

Net income	148.8	120.2	273.2	442.2

Net income attributable to non-controlling interests	137.7	111.7	254.4	408.3

Net income available for common shareholders	$11.1	$8.5	$18.8	$33.9

Earnings per share
Basic	$0.26	$0.20	$0.45	$0.83
Diluted	$0.26	$0.20	$0.44	$0.81

Weighted average common shares outstanding
Basic	42,222,449	41,214,598	41,750,973	40,891,841
Diluted	42,784,799	41,973,518	42,401,307	41,740,729

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	September 30, 2010	December 31, 2009
	(in millions)
Assets
Cash and cash equivalents	$1,291.7	$806.6
Cash and securities - segregated for regulatory purposes	5,196.3	6,728.9
Securities purchased under agreements to resell	2,824.1	413.0
Securities borrowed	4,667.7	5,063.0
Trading assets, at fair value	9,213.2	9,344.0
Receivables from customers, net of allowance	5,421.2	3,239.6
Receivables from brokers, dealers and clearing organizations	537.4	493.1
Other assets	508.8	517.4

Total assets	$29,660.4	$26,605.6

Liabilities and equity

Liabilities
Trading liabilities - financial instruments sold but not yet purchased, at fair value	$8,340.4	$8,763.2
Securities loaned	1,610.5	1,133.7
Short-term borrowings	148.1	320.8
Other payables:
Customers	13,413.2	10,587.7
Brokers, dealers and clearing organizations	278.8	164.5
Other payables	534.9	552.8
	14,226.9	11,305.0

Senior notes payable and senior secured credit facility	219.6	205.8

Equity
Stockholders' equity	623.2	574.9
Non-controlling interests	4,491.7	4,302.2
Total equity	5,114.9	4,877.1

Total liabilities and equity	$29,660.4	$26,605.6